                                                                     EXHIBIT 3.1

                         UNITED STATES STEEL CORPORATION

                                    RESTATED
                          CERTIFICATE OF INCORPORATION

                      FILED IN OFFICE OF SECRETARY OF STATE
                                STATE OF DELAWARE

                               SEPTEMBER 30, 2003

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         UNITED STATES STEEL CORPORATION

      Originally formed as a Delaware limited liability company under the name "United States Steel LLC" on May 25, 2001 and converted to a Delaware corporation, pursuant to Section 265 of the Delaware General Corporation Law and
 Section 18-216 of the Delaware Limited Liability Company Act, on December 31,
                   2001 under the name first set forth below

         FIRST: The name of the Corporation (which is hereinafter referred to as the "Corporation") is

                         UNITED STATES STEEL CORPORATION

         SECOND: Its registered office and place of business in the State of Delaware is located at 9 East Loockerman Street, Suite 1B, City of Dover, County of Kent. The registered agent in charge thereof upon whom process against the Corporation may be served is National Registered Agents, Inc.

         THIRD: The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, and without limiting the foregoing to engage in integrated steel operations and to develop, mine, produce, manufacture, construct, transport, buy, hold, sell and generally deal in products, materials, property, both tangible and intangible, and services of all kinds.

         FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Four Hundred Forty Million (440,000,000), of which Four Hundred Million (400,000,000) shares shall be Common Stock having a par value of one dollar ($1.00) per share and Forty Million (40,000,000) shares shall be shares of Preferred Stock, without par value (hereinafter called "Preferred Stock").

         A statement of the designations of the Preferred Stock or of any series thereof, and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, or of the authority of the Board of Directors to fix by resolution or resolutions such designations and other terms not fixed by the Certificate of Incorporation, is as follows:

         1. The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board of Directors being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination or fixing of the following:

         i. The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

         ii. The dividend rate of such series, the conditions and times upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or series thereof, or any other series of the same class, and whether dividends shall be cumulative or non-cumulative;

         iii. The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

         iv. Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

         v. Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

         vi. Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, subject to the limitation hereinafter set forth, the terms of such voting rights;

         vii. The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution, or upon the distribution of assets of the Corporation;

         viii. Any other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

         2. The holders of shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the rates fixed by the Board of Directors for such series, and no more, before any dividends, other than dividends payable in Common Stock, shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

         3. Whenever, at any time, dividends on the then outstanding Preferred Stock as may be required with respect to any series outstanding shall have been paid or declared and set apart for payment on the then outstanding Preferred Stock, and after complying with respect to any retirement or sinking fund or funds for any series of Preferred Stock, the Board of Directors may, subject to the provisions of the resolution or resolutions creating any series of Preferred Stock, declare and pay dividends on the Common Stock, and the holders of shares of the Preferred Stock shall not be entitled to share therein.

         4. The holders of shares of the Preferred Stock of each series shall be entitled upon liquidation or dissolution or upon the distribution of the assets of the Corporation to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock.

         5. Except as otherwise provided by a resolution or resolutions of the Board of Directors creating any series of Preferred Stock or by the General Corporation Law of Delaware, the holders of shares of the Common Stock issued and outstanding shall have and possess the exclusive right to notice of stockholders' meetings and the exclusive power to vote. The holders of shares of the Preferred Stock issued and outstanding shall, in no event, be entitled to more than one vote for each share of Preferred Stock held by them unless otherwise required by law.

Pursuant to the authority conferred by this Article Fourth, the following series of Preferred Stock have been designated, each such series consisting of such number of shares, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as are stated and expressed in Exhibits A through B attached hereto and incorporated herein by reference:

            Exhibit A:    Series A Junior Preferred Stock

            Exhibit B:    7.00% Series B Mandatory Convertible Preferred Shares

         FIFTH: The existence of the Corporation is to be perpetual.

         SIXTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

         SEVENTH: The number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, its by-laws and may be increased or decreased as therein provided; but the number thereof shall not be less than three.

         The directors of the Corporation shall be divided into three classes:
Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the whole number of the Board of Directors. Each of the Class I directors shall hold office until the 2002 annual meeting of the stockholders, each of the Class II directors shall hold office until the 2003 annual meeting of the stockholders, and each of the Class III directors shall hold office until the 2004 annual meeting of the stockholders, and in the case of each class, until their respective successors are duly elected and qualified. At each annual election held from and after the 2002 annual meeting of the stockholders, directors elected to succeed those whose terms expire shall be identified as being of the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of the stockholders after their election, and until their respective successors are duly elected and qualified. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional director elected to any class shall hold office for a term which shall coincide with the terms of the other directors in such class and until his successor is duly elected and qualified.

         In the case of any increase in the number of directors of the Corporation, the additional director or directors shall be elected by the Board of Directors.

         In the case of any vacancy in the Board of Directors from death, resignation, disqualification or other cause, a successor to hold office for the unexpired portion of the term of the director whose place shall be vacant, and until the election of his successor, shall be elected by a majority of the Board of Directors then in office, though less than a quorum.

         Directors of the Corporation may be removed only for cause.

         EIGHTH: The Board of Directors shall have power to adopt, amend and repeal the by-laws at any regular or special meeting of the Board of Directors, provided that notice of intention to adopt, amend or repeal the by-laws in whole or in part shall have been included in the notice of meeting; or, without any such notice, by a vote of two-thirds of the directors then in office.

         Stockholders may adopt, amend and repeal the by-laws at any regular or special meeting of the stockholders by an affirmative vote of two-thirds of the shares outstanding and entitled to vote thereon, provided that notice of intention to adopt, amend or repeal the by-laws in whole or in part shall have been included in the notice of the meeting.

         Any action required to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders or otherwise, may not be taken without a meeting, prior notice and a vote, and stockholders may not act by written consent.

         NINTH: The Board of Directors from time to time shall determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by the Board of Directors, or by the stockholders.

         TENTH: The directors may from time to time declare such dividends as they shall deem advisable and proper, subject to the provisions of Article Fourth and to such restrictions as may be imposed by law, and pay the same to the stockholders at such times as they shall fix.

         The Board of Directors shall have power to issue bonds, debentures, or other obligations, either non-convertible or convertible into the Corporation's stock, subject to the provisions of Article Fourth and upon such terms, in such manner and under such conditions in conformity with law, as may be fixed by the Board of Directors prior to the issue of such bonds, debentures or other obligations.

         ELEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this

Article Eleventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         TWELFTH: The powers and authorities hereinbefore conferred upon the Board of Directors are in furtherance and not in limitation of those conferred by the laws of the State of Delaware.

         THIRTEENTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.

         IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this Corporation as heretofore amended or supplemented, there being no discrepancies between those provisions and the provisions of this Certificate of Incorporation, and it having been duly adopted by the Corporation's Board of Directors in accordance with Section 245 of the Delaware General Corporation Law, has been executed by its duly authorized officer this 30th day of September, 2003.

                                    UNITED STATES STEEL CORPORATION

                                    BY:   /s/ T. J. Usher
                                         ---------------------------------------
                                          T. J. Usher
                                          Chairman of the Board of Directors and
                                          Chief Executive Officer

                                    EXHIBIT A

                         SERIES A JUNIOR PREFERRED STOCK

         Section 1. Designation and Amount.

         The shares of this series shall be designated as "Series A Junior Preferred Stock" and the number of shares constituting such series shall be 2,000,000.

         Section 2. Dividends and Distributions.

         (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Preferred Stock with respect to dividends, the holders of shares of Series A Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $5.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares, of Common Stock (by reclassification or otherwise), to be or being declared on the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") with respect to the same dividend period. If the Quarterly Dividend Payment Date is a Saturday, Sunday or legal holiday then such Quarterly Dividend Payment Date shall be the first immediately preceding calendar day which is not a Saturday, Sunday or legal holiday. In the event the Corporation shall at any time after December 31, 2001 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) The Corporation shall declare a dividend or distribution on the Series A Junior Preferred Stock as provided in paragraph (a) above immediately prior to the time it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall be declared on the Common Stock with respect to a particular dividend period, a dividend of $5.00 per share on the Series A Junior Preferred Stock shall nevertheless be payable on such Quarterly Dividend Payment Date with respect to such quarterly period.

         (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Preferred Stock entitled, to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof. Dividends in arrears may be declared and paid at any time, without reference to any Quarterly Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

         (d) Except as hereinafter provided, no dividends shall be declared or paid or set apart for payment on the shares of Series A Junior Preferred Stock for any period if the Corporation shall be in default in the payment of any dividends (including cumulative dividends, if applicable) on any shares of Preferred Stock ranking, as to dividends, prior to the Series A Junior Preferred Stock, unless the same shall be contemporaneously declared and paid.

         (e) Dividends payable on the Series A Junior Preferred Stock for the initial dividend period and, for any period less than a full quarterly period, shall be computed on the basis of a 360-day year of 30-day months.

         Section 3. Voting Rights.

         The holders of shares of Series A Junior Preferred Stock shall have the following voting rights:

         (a) Each share of Series A Junior Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation. The holders of Series A Junior Preferred Stock shall be entitled to notice of all meetings of the stockholders of the Corporation.

         (b) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (c) If, on the date used to determine stockholders of record for any meeting of stockholders for the election of directors, a default in preference dividends on the Preferred Stock shall exist, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock of all series (whether or not the holders of such series of Preferred Stock would be entitled to vote for the election of directors if such default in preference dividends did not exist), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock, to elect two directors of the Corporation to fill such newly created directorships. Each director elected by the holders of shares of Preferred Stock (herein called a "Preferred Director"), shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at a meeting of the stockholders, or of the holders of shares of Preferred Stock, called for the purpose. So long as a default in any preference dividends on the Preferred Stock shall exist (i) any vacancy in the office of a Preferred Director may be filled except as provided in the following clause (ii) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and
(iii) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and no default in preference dividends shall exist, the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes of this paragraph (c), a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued and unpaid dividends upon any series of the Preferred Stock shall be equivalent to six full quarterly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid through the last Quarterly Dividend Payment Date.

         Section 4. Certain Restrictions.

         (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends on, or make any other distributions on (other than a dividend in Common Stock or in any other stock of the Corporation ranking junior to the Series A Junior Preferred Stock as to dividends and upon liquidation, dissolution or winding up and other than as provided in subparagraph (ii) of this section), or redeem or purchase or otherwise acquire for consideration (except by conversion into or exchange for stock of the Corporation ranking junior to the Series A Junior Preferred Stock as to dividends and upon dissolution, liquidation or winding up), any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Preferred Stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Preferred Stock, except dividends paid ratably on the Series A Junior Preferred Stock and all stock ranking on a parity with the Series A Junior Preferred Stock as to dividends on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Junior Preferred Stock;

                  (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares.

         Any shares of Series A Junior Preferred Stock purchased or otherwise acquired by the Corporation, in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         Section 6. Liquidation, Dissolution or Winding Up.

         (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series A Junior Preferred Stock shall be entitled to receive the greater of (a) $100 per share, plus accrued dividends to the date of distribution, whether or not earned or declared, or (b) an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock (the "Series A Liquidation Preference"). In the event the Corporation shall at any time after the Rights Declaration Date
(i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event pursuant to clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

         Section 7. Consolidation, Merger, etc.

         In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. Optional Redemption.

         (a) The Corporation shall have the option to redeem the whole or any part of the Series A Junior Preferred Stock at any time on at least 30 days notice in accordance with the provisions of paragraph (b) of this Section 8 at a redemption price equal to, subject to the provision for adjustment hereinafter set forth, 100 times the "current per share market price" of the Common Stock on the date of the mailing of the notice of redemption, together with unpaid accumulated dividends to the date of such redemption. In the event the Corporation shall at any time after December 31, 2001 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Preferred Stock were otherwise entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. The "current per share market price" on any date shall be deemed to be the average of the closing price per share of such Common Stock for the 10 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Corporation. If on such date no such market maker is making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close.

         (b) Whenever shares of Series A Junior Preferred Stock are to be redeemed, the Corporation shall mail a notice ("Notice of Redemption") by first-class mail, postage prepaid, to each holder of record of shares of Series A Junior Preferred Stock to be redeemed and to the transfer agent for the Series A Junior Preferred Stock. The Notice of Redemption shall be addressed to the holder at the address of the holder appearing on the stock transfer books of the Corporation maintained by the transfer agent for the Series A Junior Preferred Stock. The Notice of Redemption shall include a statement of (i) the redemption date, (ii) the redemption price, (iii) the number of shares of Series A Junior Preferred Stock to be redeemed, (iv) the place or places where shares of the Series A Junior Preferred Stock are to be surrendered for payment of the redemption price, (v) that the dividends on the shares to be redeemed will cease to accrue on such redemption date, and (vi) the provision under which redemption is made. No defect in the Notice of Redemption or in the mailing thereof shall affect the validity of the redemption proceedings, except as required by law. From the date on which a Notice of Redemption shall have been given as aforesaid and the Corporation shall have deposited with the transfer agent for the Series A Junior Preferred Stock a sum sufficient to redeem the shares of Series A Junior Preferred Stock as to which Notice of Redemption has been given, with irrevocable instructions and authority to pay the redemption price to the holders thereof, or if no such deposit is made, then upon such date fixed for redemption (unless the Corporation shall default in making payment of the redemption price), all rights of the holders thereof as stockholders of the Corporation by reason of the ownership of such shares (except their right to receive the redemption price thereof, but without interest), shall terminate, including, but not limited to, their right to receive dividends, and such shares shall no longer be deemed outstanding. The Corporation shall be entitled to receive, from time to time, from the transfer agent for Series A Junior Preferred Stock the interest, if any, on such monies deposited with it and, the holders of any shares so redeemed shall have no claim to any such interest. In case the holder of any shares so called for redemption shall not claim the redemption price for his shares within one year after the date of redemption, the transfer agent for the Series A Junior Preferred Stock shall, upon demand, pay over to the Corporation such amount remaining on deposit and the transfer agent for the Series A Junior Preferred Stock shall thereupon be relieved of all responsibility to the holders of such shares and such holder of the shares of the Series A Junior Preferred Stock so called for redemption shall look only to the Corporation for the payment thereof.

         (c) In the event that fewer than all the outstanding shares of the Series A Junior Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable.

         (d) If the Corporation shall be in default in the payment of any dividends (including cumulative dividends, if applicable) on any shares of Preferred Stock ranking, as to dividends, prior to the Series A Junior Preferred Stock, then no shares of the Series A Junior Preferred Stock shall be redeemed and the Corporation shall not purchase or otherwise acquire any shares of the Series A Junior Preferred Stock.

         Section 9. Ranking.

         (a) The Series A Junior Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise.

         (b) For purposes hereof, any stock of any class or classes of the Corporation shall be deemed to rank:

                  (i) prior to the shares of the Series A Junior Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of the Series A Junior Preferred Stock. Each holder of any share of the Series A Junior Preferred Stock, by his acceptance thereof, expressly covenants and agrees that the rights of the holders of any shares of any other series of Preferred Stock of the Corporation to receive dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be and hereby are expressly prior to his rights unless in the case of any particular series of Preferred Stock the certificate or other instrument creating or evidencing the same expressly provides that the rights of the holders of such series shall not be prior to the shares of the Series A Junior Preferred Stock; and

                  (ii) on a parity with shares of the Series A Junior Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of the Series A Junior Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of the Series A Junior Preferred Stock; and

                  (iii) junior to shares of the Series A Junior Preferred Stock, either as to dividends or upon liquidation, if such class or classes shall be Common Stock or if the holders of shares of the Series A Junior Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of such class or classes.

         Section 10. Amendment.

         Except as otherwise set forth in this Certificate of Incorporation, Preferences and Rights with respect to the Series A Junior Preferred Stock, holders of Series A Junior Preferred Stock shall not have any special powers and their consent shall not be required for taking any corporate action, provided, however, that:

         (1) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of the Series A Junior Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Series A Junior Preferred Stock shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designation, Preferences and Rights or any similar document relating to any series of Preferred Stock) so as to affect adversely the powers, preferences, or rights, of this Series A Junior Preferred Stock. The increase of the authorized amount of the Preferred Stock, or the creation, authorization or issuance of any shares of any other class of stock of the Corporation ranking prior to or on a parity with the shares of the Series A Junior Preferred Stock as to dividends or upon liquidation, or the reclassification of any authorized or outstanding stock of the Corporation into any such prior or parity shares, or the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any such prior or parity shares shall not be deemed to affect adversely the powers, preferences or rights of the Series A Junior Preferred Stock.

         Section 11. Fractional Shares.

         Series A Junior Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Preferred Stock.

                                    EXHIBIT B

              7.00% SERIES B MANDATORY CONVERTIBLE PREFERRED SHARES

         Section 1. Designation and Number of Shares.

         Out of the 40,000,000 shares of preferred stock of the Corporation authorized by the Certificate of Incorporation of the Corporation, 5,750,000 shall be, and be designated as, 7.00% Series B Mandatory Convertible Preferred Shares without par value (hereinafter referred to as this "Series"). The number of authorized shares of this Series may be reduced by further resolution adopted by the Board of Directors and by filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of this Series shall not be increased.

         Section 2. Ranking.

         This Series shall rank, with respect to dividends and distributions upon the liquidation, winding-up or dissolution of the Corporation (i) senior to
(a) the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") and (b) to each other class or series of stock of the Corporation (including any series of preferred stock established after February 4, 2003 by the Board of Directors) the terms of which do not expressly provide that it ranks senior to or on a parity with this Series as to dividends and distributions upon the liquidation, winding-up or dissolution of the Corporation and (ii) junior to any equity security, the terms of which expressly provide that such class or series will rank senior to this Series as to dividends and distributions upon liquidation, winding-up or dissolution of the Corporation.

         Section 3. Dividends.

         (i) General. The dividend rate on shares of this Series shall be $3.50 per annum, provided that the initial dividend on this Series for the dividend period commencing on February 10, 2003, to but excluding June 15, 2003, will be $1.206 per share, in each case subject to adjustment as provided in Section 12(ii) hereof. Cumulative cash dividends shall be payable quarterly when, as and if declared by the Board of Directors of the Corporation or a duly authorized committee thereof, out of the assets of the Corporation legally available therefore on the 15th calendar day (or the following business day if the 15th is not a business day) of March, June, September and December (each such date being referred to herein as a "Dividend Payment Date"), provided, that the initial dividend shall be payable, if declared, on June 15, 2003. The amount of dividends payable on each share of this Series for each quarterly period thereafter shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for any other period that is shorter or longer than a dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

         A dividend period is the period ending on the day before a Dividend Payment Date and beginning on the preceding Dividend Payment Date or, if none, the date of issue. Dividends payable, if declared, on a Dividend Payment Date shall be payable to Holders (as defined below) of record as they appear on the stock register of the Corporation on the record date, which shall be the close of business on the first calendar day of the calendar month in which the applicable Dividend Payment Date falls (each, a "Dividend Record Date").

         Dividends on this Series shall be cumulative if the Corporation fails to declare or pay one or more dividends on this Series in any amount, whether or not the earnings or financial condition of the Corporation were sufficient to pay such dividends in whole or in part.

         Holders of shares of this Series shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of the then applicable full dividends calculated pursuant to this Section 3(i) (including accrued dividends, if any) on shares of this Series. No interest or sum of money in lieu of interest shall be payable in respect of any dividend or payment which may be in arrears.

         Dividends in arrears on this Series not declared for payment or paid on any Dividend Payment Date may be declared by the Board of Directors of the Corporation or a duly authorized committee thereof and paid on any date fixed by the Board of Directors of the Corporation or a duly authorized committee thereof, whether or not a Dividend Payment Date, to the Holders of record of the shares of this Series, as they appear on the stock register of the Corporation on a record date selected by the Board of Directors of the Corporation or a duly authorized committee thereof, which shall be not more than 60 days prior to the date fixed for such dividend payment.

         (ii) Payment Restrictions. The Corporation may not declare or pay any dividend or make any distribution of assets (other than dividends paid or other distributions made in capital stock of the Corporation ranking junior to this Series as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding-up and cash in lieu of fractional shares in connection with any such dividend or distribution) on, or redeem, purchase or otherwise acquire (except upon conversion or exchange for capital stock of the Corporation ranking junior to this Series as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding-up and cash in lieu of fractional shares in connection with any such conversion or exchange), the Corporation's Common Stock or any other stock of the Corporation ranking junior to this Series as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding-up, unless all accrued and unpaid dividends on this Series for all prior dividend periods have been or contemporaneously are declared and paid and the full quarterly dividend on this Series for the current dividend period has been or contemporaneously is declared and set apart for payment.

         Whenever all accrued and unpaid dividends on this Series for all prior dividend periods are not paid in full, the Corporation may not redeem, purchase or otherwise acquire (except upon conversion or exchange for capital stock of the Corporation ranking junior to this Series as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding-up and cash in lieu of fractional shares in connection with any such conversion or exchange), other capital stock of the Corporation then outstanding ranking on a parity with this Series as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding-up, including this Series.

         Section 4. Liquidation Preference.

         In the event of any liquidation, dissolution or winding-up of the Corporation, the Holders of shares of this Series shall be entitled to receive out of the assets of the Corporation legally available for distribution to stockholders, before any distribution of assets is made on the Common Stock of the Corporation or any other class or series of stock of the Corporation ranking junior to this Series as to the distribution of assets upon liquidation, dissolution or winding-up, a liquidating distribution, in the amount of $50 per share, subject to adjustment as provided in Section 12(ii) hereof, plus an amount equal to the sum of all accrued and unpaid dividends (whether or not earned or declared) for the portion of the then-current dividend period until the payment date and all dividend periods prior thereto.

         Neither the sale nor transfer of all or substantially all of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation shall constitute a liquidation, dissolution or winding-up, for the purposes of the foregoing paragraph. After the payment to the Holders of the shares of this Series of the full preferential amounts provided for above, the Holders of the shares of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

         In the event the assets of the Corporation available for distribution to the Holders of the shares of this Series upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled as provided above, no such distribution shall be made on account of any other stock of the Corporation ranking on a parity with this Series as to the distribution of assets upon such liquidation, dissolution or winding-up, unless a pro rata distribution is made on this Series and such other stock of the Corporation, with the amount allocable to each series of such stock determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and distributions to the shares of each series being made on a pro rata basis.

         Section 5. Voting Rights.

         (i) The Holders of shares of this Series shall have no voting rights, except as set forth below or as expressly required by applicable law. In exercising any such vote, each outstanding share of this Series shall be entitled to one vote.

         (ii) If the equivalent of six quarterly dividends payable, whether consecutively or not, on this Series or any other class or series of preferred stock ranking on a parity with this Series as to the payment of dividends has not been paid, the number of directors of the Corporation shall be increased by two (without duplication of any increase, resulting from the same failure to pay dividends, made pursuant to the terms of any other series of preferred stock of the Corporation ranking on a parity with this Series as to payment of dividends and which does not have a separate class vote and upon which like voting rights have been conferred and are exercisable (this Series, together with such other class or classes, the "Electing Preferred Shares")), and the Holders of this Series, voting as a single class with the holders of shares of any such other class of preferred stock, shall have the exclusive right to vote for and to elect such two directors at any meeting of stockholders of the Corporation at which directors are to be elected held during the period such dividends remain in arrears. Each class or series of preferred stock entitled to vote for the additional directors shall have a number of votes proportionate to the aggregate liquidation preference of its outstanding shares. Such voting right shall continue until full cumulative dividends for all past dividend periods on all such preferred stock of the Corporation, including any shares of this Series, have been paid or declared and set apart for payment. Any such elected directors shall serve until the Corporation's next annual meeting of stockholders (notwithstanding that prior to the end of such term the right to elect directors shall cease to exist) or until their respective successors shall be elected and qualify.

         (iii) Whenever such exclusive voting right shall vest, it may be exercised initially either at a special meeting of Holders of Electing Preferred Shares or at any annual stockholders' meeting, but thereafter it shall be exercised only at annual stockholders' meetings. Any director who shall have been elected by the Holders of Electing Preferred Shares as a class pursuant to this Section 5 may be removed at any time, either for or without cause by, and only by, the affirmative votes of the Holders of record of a majority of the outstanding shares of Electing Preferred Shares given at a special meeting of such stockholders called for such purpose, and any vacancy created by such removal may also be filled at such meeting. Any vacancy caused by the death or resignation of a director who shall have been elected by the Holders of Electing Preferred Shares as a class pursuant to this Section 5 may be filled only by the Holders of outstanding Electing Preferred Shares at a meeting called for such purpose.

         Any meeting of the Holders of outstanding Electing Preferred Shares entitled to vote as a class for the election or removal of directors shall be held at the place at which the last annual meeting of stockholders was held. At such meeting, the presence in person or by proxy of the Holders of a majority of the outstanding shares of all outstanding Electing Preferred Shares shall be required to constitute a quorum; in the absence of a quorum, a majority of the Holders present in person or by proxy shall have the power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

         (iv) So long as any shares of this Series is outstanding, the affirmative vote or consent of the Holders of at least 66-2/3% of the outstanding shares of this Series will be required for any amendment of the Certificate of Incorporation of the Corporation (or any certificate supplemental thereto, including any Certificate of Designation or any similar document relating to any series of Preferred Stock) that will adversely affect the powers, preferences, privileges or rights of this Series. The affirmative vote or consent of the Holders of at least 66-2/3% of the outstanding shares of this Series and any other series of the preferred stock of the Corporation ranking on a parity with this Series as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding-up, voting as a single class without regard to series, will be required (a) to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking prior to this Series as to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up or (b) to reclassify any authorized stock of the Corporation into any class or series of stock or any obligation or security convertible into or evidencing a right to purchase such stock ranking prior to this Series as to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up; provided that such vote will not be required for the Corporation to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any stock ranking on a parity with or junior to this Series as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding-up.

         Section 6. Mandatory Conversion.

         (i) Each share of this Series will automatically convert (unless previously converted at the option of the Holder in accordance with Section 7, or a Merger Early Settlement has occurred in accordance with Section 8) on June 15, 2006 or any New Conversion Date, if a Conversion Date Deferral has occurred in accordance with Section 6(ii)(the "Conversion Date"), into a number of newly issued shares of Common Stock equal to the Conversion Rate (as defined in Section 9 below). Dividends on the shares of this Series shall cease to accrue and such shares of this Series shall cease to be outstanding on the Conversion Date. The Corporation shall make such arrangements as it deems appropriate for the issuance of certificates, if any, representing Common Stock, and for the payment of cash in respect of accrued and unpaid dividends (whether or not earned or declared) on this Series, if any, or cash in lieu of fractional shares of Common Stock, if any, in exchange for and contingent upon surrender of certificates representing the shares of this Series (if such shares are held in certificated form). The Corporation may defer the payment of dividends on the Common Stock issuable upon conversion of shares of this Series and the voting thereof until, and make such payment and voting contingent upon, the surrender of the certificates representing the shares of this Series, provided that the Corporation shall give the Holders of the shares of this Series such notice of any such actions as the Corporation deems appropriate and upon such surrender such Holders shall be entitled to receive such dividends declared and paid on such Common Stock subsequent to the Conversion Date. Amounts payable in cash in respect of the shares of this Series or in respect of such Common Stock shall not bear interest. Transfer or similar taxes in connection with the issuance of Common Stock to any person other than the Holder will be paid by the Holder.

         (ii) If the Board of Directors of the Corporation makes a determination in good faith that the payment in cash on June 15, 2006 in respect of all accrued and unpaid dividends on this Series would breach any of the terms of, or constitute a default under, the terms of the Corporation's 10 3/4% Senior Notes due August 1, 2008 (the "Senior Notes"), the Conversion Date shall be deferred (a "Conversion Date Deferral") and the Corporation shall provide prompt notice of such deferral to each Holder, but no earlier than 60 days before June 15, 2006. The Corporation shall also deliver a copy of such notice to the Transfer Agent. Each such notice shall contain the calculations setting forth the Board of Directors' determination as to the potential breach or default of the Senior Notes. Subsequent to any Conversion Date Deferral, promptly after any determination by the Board of Directors of the Corporation in good faith that the payment of cash in respect of all accrued and unpaid dividends on this Series would not breach any of the terms of, or constitute a default under, the terms of the Senior Notes, the Board of Directors shall declare a new conversion date (the "New Conversion Date"). Upon such declaration, the Corporation shall provide notice of the New Conversion Date to each Holder at least 30 days but not more than 60 days before the New Conversion Date. The New Conversion Date shall be the first Dividend Payment Date that is at least 30 days after the delivery of such notice. The Corporation shall also deliver a copy of such notice to the Transfer Agent. Delivery of notice of a Conversion Date Deferral or the New Conversion Date may be satisfied by publishing such notice in an Authorized Newspaper on a Business Day. Notwithstanding any Conversion Date Deferral, dividends shall continue to accrue on this Series until conversion.

         Section 7. Early Conversion at the Option of the Holder.

         (i) Shares of this Series are convertible, in whole or in part, at the option of the Holders thereof ("Optional Conversion"), at any time prior to the Conversion Date, into shares of Common Stock at a rate of 3.1928 shares of Common Stock for each share of this Series, subject to adjustment as set forth in Section 9(ii) below.

         (ii) Optional Conversion of shares of this Series may be effected by delivering certificates evidencing such shares (if such shares are held in certificated form), together with written notice of conversion and a proper assignment of such certificates to the Corporation or in blank (and, if applicable, payment of an amount equal to the dividend payable on such shares), to the office of the Transfer Agent (as defined below) for this Series or to any other office or agency maintained by the Corporation for that purpose and otherwise in accordance with Optional Conversion procedures established by the Corporation. Each Optional Conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied.

         (iii) Holders of shares of this Series at the close of business on a Dividend Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the Optional Conversion of such shares following such Dividend Record Date and prior to such Dividend Payment Date. However, shares of this Series surrendered for Optional Conversion after the close of business on a Dividend Record Date and before the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment in cash of an amount equal to the dividend payable on such shares on such Dividend Payment Date. Except as provided above, upon any Optional Conversion of shares of this Series, the Corporation shall make no payment or allowance for unpaid preferred dividends, whether or not in arrears, on such shares of this Series as to which Optional Conversion has been effected or for dividends or distributions on the Common Stock issued upon such Optional Conversion.

         Section 8. Early Conversion Upon Cash Merger.

         (i) In the event of a merger or consolidation of the Corporation of the type described in Section 9(iii) in which the shares of Common Stock outstanding immediately prior to such merger or consolidation are exchanged for consideration consisting of at least 30% cash or cash equivalents (any such event, a "Cash Merger"), then the Corporation (or the successor to the Corporation hereunder) shall be required to offer the Holder of each share of this Series the right to convert shares of this Series prior to the Conversion Date ("Merger Early Settlement") as provided herein. On or before the fifth Business Day after the consummation of a Cash Merger, the Corporation or, at the request and expense of the Corporation, the Transfer Agent, shall give all Holders notice of the occurrence of the Cash Merger and of the right of Merger Early Settlement arising as a result thereof. The Corporation shall also deliver a copy of such notice to the Transfer Agent. Each such notice shall contain:

                  (a) the date, which shall be not less than 20 nor more than 30 calendar days after the date of such notice, on which the Merger Early Settlement will be effected (the "Merger Early Settlement Date");

                  (b) the date, which shall be on or one Business Day prior to the Merger Early Settlement Date, by which the Merger Early Settlement right must be exercised;

                  (c) the Conversion Rate in effect immediately before such Cash Merger and the kind and amount of securities, cash and other property receivable by the Holder upon conversion of shares of this Series pursuant to Section 9(iii); and

                  (d) the instructions a Holder must follow to exercise the Merger Early Settlement right.

         (ii) To exercise a Merger Early Settlement right, a Holder shall deliver to the Transfer Agent at the Corporate Trust Office (as defined below) by 5:00 p.m., New York City time on or one Business Day before the date by which the Merger Settlement right must be exercised as specified in the notice, the certificate(s) (if such shares are held in certificated form) evidencing the shares of this Series with respect to which the Merger Early Settlement right is being exercised duly endorsed for transfer to the Corporation or in blank with a written notice to the Corporation stating the Holder's intention to convert early in connection with the Cash Merger and providing the Corporation with payment instructions.

         (iii) On the Merger Early Settlement Date, the Corporation shall deliver or cause to be delivered the net cash, securities and other property to be received by such exercising Holder determined by assuming the Holder had converted, immediately before the Cash Merger at the Conversion Rate (as adjusted pursuant to Section 9(ii)), the shares of this Series for which such Merger Early Settlement right was exercised into shares of Common Stock. In the event a Merger Early Settlement right shall be exercised by a Holder in accordance with the terms hereof, all references herein to Conversion Date shall be deemed to refer to such Merger Early Settlement Date.

         (iv) Upon a Merger Early Settlement, the Transfer Agent shall, in accordance with the instructions provided by the Holder thereof on the notice provided to the Corporation as set forth in paragraph (ii) above deliver to the Holder such net cash, securities or other property issuable upon such Merger Early Settlement together with payment in lieu of any fraction of a share, as provided herein.

         (v) In the event that Merger Early Settlement is effected with respect to shares of this Series representing less than all the shares of this Series held by a Holder, upon such Merger Early Settlement the Corporation (or the successor to the Corporation hereunder) shall execute and the Transfer Agent shall authenticate, countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares as to which Merger Early Settlement was not effected.

         Section 9. Definition of Conversion Rate: Anti-dilution Adjustments.

         (i) The "Conversion Rate" is equal to (a) if the Average Market Price (as defined below) is greater than or equal to $15.66 (the "Threshold Appreciation Price"), 3.1928 shares of Common Stock per share of this Series,
(b) if the Average Market Price is less than the Threshold Appreciation Price, but is greater than $13.05, the number of shares of Common Stock per share of this Series that equals $50 divided by the Average Market Price, and (c) if the Average Market Price is equal to or less than $13.05, 3.8314 shares of Common Stock per share of this Series, in each case subject to adjustment as provided in Section 9(ii) (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

         (ii) Upon the occurrence of any of the following events, (x) the formula for determining the Conversion Rate, (y) the number of shares of Common Stock to be delivered on an early conversion as set forth in Sections 7 or 8 and
(z) the number of shares of Common Stock to be delivered on mandatory conversion if there has been a Conversion Date Deferral as set forth in Section 6(ii), shall each be subject to the following adjustments (in the case of clauses (y) and (z), as though references to the Conversion Rate were replaced with references to the number of shares of Common Stock to be delivered on such conversion):

                  (a) Stock Dividends. In case the Corporation shall pay or make a dividend or other distribution on the shares of Common Stock in Common Stock, the Conversion Rate, as in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.

                  (b) Stock Purchase Rights. In case the Corporation shall issue (other than pursuant to a dividend reinvestment, share purchase or similar plan) rights, options or warrants to all holders of its Common Stock (not being available on an equivalent basis to Holders of the shares of this Series upon conversion) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined below) per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants, the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current Market Price and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.

                  (c) Stock Splits: Reverse Splits. In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

                  (d) Debt or Asset Distributions. (1) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights, options or warrants referred to in paragraph (b) of this Section 9(ii), any dividend or distribution paid exclusively in cash and any dividend, shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of a Spin-Off referred to in the next subparagraph, or distribution referred to in paragraph (a) of this Section 9(ii)), the Conversion Rate shall be increased by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Transfer Agent) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator of which shall be such Current Market Price per share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. In any case in which this subparagraph (d)(1) is applicable, subparagraph (d)(2) of this Section 9(ii) shall not be applicable.

         (2) In the case of a Spin-Off, the Conversion Rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be increased by multiplying the Conversion Rate by a fraction, the numerator of which is the Current Market Price per share of Common Stock plus the Fair Market Value (as defined below) of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to one share of Common Stock and the denominator of which is the Current Market Price per share of Common Stock. Any adjustment to the Conversion Rate under this subparagraph (d)(2) will occur at the earlier of (A) the tenth Trading Day from, and including the effective date of, the Spin-Off and (B) the date of the securities being offered in the Initial Public Offering of the Spin-Off, if that Initial Public Offering is effected simultaneously with the Spin-Off.

                  (e) Cash Distributions. In case the Corporation shall (1) by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed in a Reorganization Event to which Section 9(iii) applies or as part of a distribution referred to in paragraph (d) of this Section 9(ii)) in an aggregate amount that combined together with (2) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (e) or paragraph (f) of this Section 9(ii) has been made and
         (3) the aggregate of any such cash plus the fair market value, as of the date of the expiration of the tender or exchange offer referred to below (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), of the consideration payable in respect of any tender or exchange offer by the Corporation or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of the distribution described in clause (1) of this paragraph
         (e) and in respect of which no adjustment pursuant to this paragraph
         (e) or paragraph (f) of this Section 9(ii) has been made, exceeds 15% of the product of the Current Market Price (as defined below) per share of Common Stock on the date for the determination of Holders of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, then and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be increased so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction
         (A) the numerator of which shall be equal to the Current Market Price per share of Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the combined amount distributed or payable in the transactions described in clauses (1), (2) and (3) of this paragraph (e) and (y) the number of shares of Common Stock outstanding on such date for determination and (B) the denominator of which shall be equal to the Current Market Price per share of Common Stock on such date for determination.

                  (f) Tender Offers. In case (1) a tender or exchange offer made by the Corporation or any subsidiary of the Corporation for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to holders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (2) the aggregate of such payment plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer by the Corporation or any subsidiary of the Corporation for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (e) of this
         Section 9(ii) or this paragraph (f) has been made and (3) the aggregate amount of any distributions to all Holders of the Corporation's Common Stock made exclusively in cash within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (e) of this Section 9(ii) or this paragraph (f) has been made, exceeds 15% of the product of the Current Market Price per share of Common Stock as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate immediately prior to the close of business on the date of the Expiration Time by a fraction
         (A) the numerator of which shall be equal to (x) the product of (I) the Current Market Price per share of Common Stock on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less
         (y) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the transactions described in clauses (1), (2) and (3) of this paragraph (f) (assuming in the case of clause (1) the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares), and (B) the denominator of which shall be equal to the product of (x) the Current Market Price per share of Common Stock as of the Expiration Time and (y) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares").

                  (g) Reclassification. The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a Reorganization Event to which Section 9(iii) applies) shall be deemed to involve (1) a distribution of such securities other than Common Stock to all Holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (d) of this Section 9(ii)), and (2) a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediate thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or split becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision, split or combination becomes effective" within the meaning of paragraph (c) of this Section 9(ii))

                  (h) Calculation of Adjustments. All adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Conversation Rate shall be required unless such adjustment would require an increase or decrease of at least 1% therein; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Conversion Rate pursuant to paragraph (a), (b), (c), (d), (e), (f), (g) or (i) of this
         Section 9(ii), an adjustment shall also be made to the Average Market Price solely to determine which of clauses (a), (b) or (c) of the definition of Conversion Rate will apply on the Conversion Date. Such adjustment shall be made by multiplying the Average Market Price by a fraction, the numerator of which shall be the Conversion Rate immediately after such adjustment pursuant to paragraph (a), (b), (c),
         (d), (e), (f), (g) or (i) of this Section 9(ii) and the denominator of which shall be the Conversion Rate immediately before such adjustment; provided, that if such adjustment to the Conversation Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph (a), (b), (c), (d), (e), (f) or (g) of this Section 9(ii) during the period taken into consideration for determining the Average Market Price, appropriate and customary adjustments shall be made to the Conversion Rate.

                  (i) Increase of Conversion Rate. The Corporation may make such increases in the Conversion Rate, in addition to those required by this
         Section 9(ii), as it considers to be advisable in order to avoid or diminish any income tax to any Holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons. The Corporation shall have the power to resolve any ambiguity or correct any error in this
         Section 9(ii) and its action in so doing, as evidenced by a resolution of the Board of Directors, shall be final and conclusive.

                  (j) Notice of Adjustment. Whenever the Conversion Rate is adjusted in accordance with Section 9(ii), the Corporation shall: (i) forthwith compute the Conversion Rate in accordance with Section 9(ii), and prepare and transmit to the Transfer Agent an Officer's Certificate setting forth the Conversion Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Rate pursuant to Sections 9(ii) (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware) provide a written notice to the Holders of this Series of the occurrence of such event and a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Rate was determined and setting forth the adjusted Conversion Rate.

                  (iii) In the event of:

                           (a) any consolidation or merger of the Corporation with or into another person (other than a merger or consolidation in which the Corporation is the surviving corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Corporation or another corporation); or

                           (b) any sale, transfer, lease or conveyance to another person of the property of the Corporation as an entirety or substantially as an entirety; or

                           (c) any statutory exchange of securities of the Corporation with another person (other than in connection with a merger or acquisition) (any such event, a "Reorganization Event"):

each share of this Series outstanding immediately prior to such Reorganization Event shall, after such Reorganization Event, be convertible solely into the kind and amount of securities, cash and other property receivable in such Reorganization Event (without any interest thereon, and without any right to dividends or distribution thereon that have a record date that is prior to the Conversion Date) by a holder of the number of shares of Common Stock (including fractional shares for this purpose) into which such share of this Series (x) might have been converted immediately prior to such Reorganization Event pursuant to Section 7(i), in the case of any conversion of a share of this Series at the option of the Holder thereof, or (y) would have been converted pursuant to Section 6(i) if the Conversion Date had occurred immediately prior to such Reorganization Event, in the case of the mandatory conversion of a share of this Series on the Conversion Date, assuming in each case that such holder of such shares of Common Stock (1) is not a person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (any such person, a "Constituent Person"), or an Affiliate (as defined below) of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Corporation and non-Affiliates, and (2) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this Section 9(iii) the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares).

                  In the event of such a Reorganization Event, the person formed by such consolidation, merger or exchange or the person which acquires the assets of the Corporation shall execute and deliver to the Transfer Agent an agreement supplemental hereto providing that the Holder of each share of this Series shall have the rights provided by this Section 9(iii). Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The above provisions of this Section 9(iii) shall similarly apply to successive Reorganization Events.

         Section 10. Definitions.

         (i) "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

         (ii) "Authorized Newspaper" means a newspaper customarily published at least once a day for at least five days in each calendar week and of general circulation in New York City. Such publication (which may be in different newspapers) is expected to be made in the Eastern edition of The Wall Street Journal.

         (iii) The "Average Market Price" means the average of the Closing Prices (as defined below) per share of the Common Stock on each of the 20 consecutive Trading Days (as defined below) ending on the third Trading Day immediately preceding (a) June 15, 2006 or, if earlier, the date immediately prior to a Reorganization Event with respect to a conversion pursuant to Section 6 or (b) the date immediately prior to a Cash Merger with respect to a conversion pursuant to Section 8.

         (iv) "Business Day" means any day other than a Saturday or Sunday or any other day on which banks in The City of New York are authorized or required by law or executive order to close.

         (v) The "Closing Price" of the Common Stock or any securities distributed in a Spin-Off, as the case may be, on any date of determination means the closing sale price (or, if no closing price is reported the last reported sale price) per share on the New York Stock Exchange ("NYSE") on such date or, if such security is not quoted for trading on NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed or quoted, or if such security is not so listed or quoted on a United States national or regional securities exchange, as reported by NYSE, or, if such security is not so reported, the last quoted bid price for the such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Corporation.

         (vi) "Corporate Trust Office" means the principal corporate trust office of the Transfer Agent at which, at any particular time, its corporate trust business shall be administered.

         (vii) "Current Market Price" means (a) on any day the average of the Closing Prices for the five consecutive Trading Days preceding the earlier of the day preceding the day in question and the day before the "ex date" with respect to the issuance or distribution requiring computation, (b) in the case of any Spin-Off that is effected simultaneously with an Initial Public Offering of the securities being distributed in the Spin-Off, the Closing Price of the Common Stock on the Trading Day on which the initial public offering price of the securities being distributed in the Spin-Off is determined, and (c) in the case of any other Spin-Off, the average of the Closing Prices of the Common Stock over the first 10 Trading Days after the effective date of such Spin-Off. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

         (viii) "Fair Market Value" means (a) in the case of any Spin-Off that is effected simultaneously with an Initial Public Offering of such securities, the initial public offering price of those securities, and (b) in the case of any other Spin-Off, the average of the Closing Prices of those securities over the first 10 Trading Days after the effective date of such Spin-Off.

         (ix) "Holder" means the person in whose name any shares of this Series are registered in the books and records of the Corporation.

         (x) "Initial Public Offering" means the first time securities of the same class or type as the securities being distributed in the Spin-Off are offered to the public for cash.

         (xi) "Spin-Off" means a dividend or other distribution of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Corporation.

         (xii) "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

         (xiii) "Transfer Agent" shall be the Shareholder Services Division of the Corporation unless and until a successor is selected by the Corporation, and then such successor.

         Section 11. Fractional Shares.

         No fractional Common Stock shall be issued upon the conversion of any shares of this Series. In lieu of any fraction of a share of Common Stock that would otherwise be issuable in respect of the aggregate number of shares of this Series surrendered by the same Holder upon a conversion as described in Sections 7(i), 8 or 9(i), such Holder shall have the right to receive an amount in cash (computed to the nearest cent) equal to the same fraction of (a) in the case of
Section 9(i), the Current Market Price or (b) in the case of Sections 7(i) or 8, the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the effective date of conversion.

         Section 12. Miscellaneous.

         (i) Procedures for conversion of shares of this Series, in accordance with Sections 6, 7 or 8, not held in certificated form will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit conversion without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time.

         (ii) The liquidation preference and the annual dividend rate set forth herein, each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving this Series. Such adjustments shall be determined in good faith by the Board of Directors and submitted by the Board of Directors to the Transfer Agent.

         (iii) For the purposes of Section 9, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution with respect to shares held in treasury.

         (iv) If the Corporation shall take any action affecting the Common Stock, other than action described in Section 9, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the Holders of the shares of this Series, then (x) the Conversion Rate, (y) the number of shares of Common Stock to be delivered on an early conversion as set forth in Sections 7 or 8 and/or (z) the number of shares of Common Stock to be delivered on mandatory conversion if there has been a Conversion Date Deferral as set forth in Section 6(ii) may each be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

         (v) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock for the purpose of effecting conversion of this Series, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of this Series not theretofore converted. For purposes of this Section 12(v), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of this Series shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

         (vi) The Corporation covenants that any shares of Common Stock issued upon conversion of shares of this Series shall be validly issued, fully paid and non-assessable.

         (vii) The Corporation shall endeavor to list the shares of Common Stock required to be delivered upon conversion of shares of this Series, prior to such delivery, upon each national securities exchange or quotation system, if any, upon which the outstanding shares of Common Stock are listed at the time of such delivery.

         (viii) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of shares of this Series pursuant thereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the Holder of this Series to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

         (ix) This Series is not redeemable.

         (x) All shares of this Series shall be deemed outstanding, except from the date of registration of transfer, all shares of this Series held of record by the Corporation or any subsidiary of the Corporation.

         (xi) Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If the court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

         (xii) This Series may be issued in fractions of a share which shall entitle the Holder, in proportion to such Holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of Holders of this Series.

         (xiii) Subject to applicable escheat laws, any monies set aside by the Corporation in respect of any payment with respect to shares of this Series, or dividends thereon, and unclaimed at the end of two years from the date upon which such payment is due and payable shall revert to the general funds of the Corporation, after which reversion the Holders of such shares shall look only to the general funds of the Corporation for the payment thereof. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

         (xiv) Except as may otherwise be required by law, the shares of this Series shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Incorporation.

         (xv) The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         (xvi) If any of the voting powers, preferences and relative participating, optional and other special rights of this Series and qualifications, limitations and restrictions thereof set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative participating, optional and other special rights of this Series and qualifications, limitations and restrictions thereof set forth herein that can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative participating, optional and other special rights of this Series and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative participating, optional or other special rights of this Series and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative participating, optional or other special rights of this Series and qualifications, limitations and restrictions thereof unless so expressed herein.

         (xvii) Shares of this Series that have been issued and reacquired in any manner, including shares purchased or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation, provided that any issuance of such shares as this Series must be in compliance with the terms hereof.

         (xviii) If any certificates of shares of this Series shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated certificates of shares of this Series, or in lieu of and substitution for certificates of this Series lost, stolen or destroyed, a new certificate of this Series and of like tenor and representing an equivalent amount of shares of this Series, but only upon receipt of evidence of such loss, theft or destruction of such certificate of this Series and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent. The Corporation is not required to issue any certificates representing shares of this Series on or after the Conversion Date. In place of the delivery of a replacement certificate following the Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described above, will deliver shares of Common Stock pursuant to the terms of this Series evidenced by the certificate.